                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned officer of BANCORP HAWAII, INC. (the "Company") hereby constitutes and appoints H. HOWARD STEPHENSON, LAWRENCE M. JOHNSON, RICHARD J. DAHL, DAVID A. HOULE, or J. THOMAS VAN WINKLE of Honolulu, Hawaii, and each of them (with full power to each of them to act alone), his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or may require to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of shares of common stock of the Company that may be issued in connection with the Bancorp Hawaii, Inc. Dividend Reinvestment and Stock Purchase Plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the Company and the undersigned officer in the capacity indicated below to the registration statements and any and all amendments and supplements to any registration statement (including specifically and without limitation to the generality of the foregoing, any amendment or amendments changing the number of shares of common stock) and to any instruments or documents filed as a part of or in connection with said amendments or supplements to said registration statements, and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

    IN WITNESS WHEREOF, the undersigned officer of Bancorp Hawaii, Inc. has hereunto set his hand as of this 25th day of July, 1994.

                                          /s/ DENIS K. ISONO

                                          --------------------------------------
                                          DENIS K. ISONO
                                          Chief Accounting Officer
                                          Bancorp Hawaii, Inc.

                                EXHIBIT (24)(B)